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                                                                    EXHIBIT 10.3

                                  LEASE SUMMARY


Title of Lease: Building Lease Agreement

Date of Lease:  March 23, 1994

Lessor:         Beijing Chao Yi Trade and Development Company

Lessee:         Beijing Brighton Staq Electronic System Co. Ltd.

Property or Suite Leased:   15 Guang Hua Road, Ritan Office Building, Chao Yang
                            District, Beijing, China

Term:   May 1, 1994 - April 30, 1999

Termination Rights:   3 months notice or 3 months rental payment

Renewal Options:      6 months written notice prior to end of term

Rent:          Year 1 and 2  U.S. $ 90,000.00/Annum
----
               Year 3        U.S. $103,725.00/Annum
               Year 4        U.S. $104,186.25/Annum
               Year 5        U.S. $109,395.56/Annum

Assignment:    Not permitted.

Governing Jurisdiction: China